EXHIBIT 99.1

TRADING SYMBOLS:	October 3, 2007
In the U. S.: OTCBB: UGTH and in Canada: TSX: GTH

U.S. GEOTHERMAL ANNOUNCES FILING OF RESALE REGISTRATION STATEMENT AMENDMENT

BOISE, Idaho – October 3, 2007 (OTCBB: UGTH, TSX: GTH) U.S. Geothermal Inc. (“U.S. Geothermal”), a renewable energy development company focused on the production of electricity from geothermal energy, recently filed an amendment to the resale registration statement on Form S-1. The registration statement will register the resale of shares of our common stock held by shareholders named in the registration statement. The shareholders are under no obligation to sell their shares and we will not receive any proceeds from the sale of the shares of common stock, other than proceeds relating to the exercise of warrants held by some of the shareholders, if those warrants are exercised.

U.S. Geothermal agreed to file the resale registration statement pursuant to the terms of the June 5, 2007 private placement of 9,090,900 common shares of the Company at a price of Cdn.$2.20 for aggregate gross proceeds of Cdn.$19,999,980. The shares of common stock sold in the private placement are “restricted securities” as defined under the Securities Act of 1933, as amended, and, as a result, are subject to a holding period before they can be sold in the public market. Upon effectiveness of the registration statement, the shareholders named in the registration statement may resell the shares in the public market free of the hold period if and when they decide to do so. No shareholder has indicated to U.S. Geothermal that it intends to sell its shares when the registration statement becomes effective. In connection with that offering, the Company agreed to file a registration statement with the Securities and Exchange Commission and use commercially reasonable efforts to cause it to become effective and remain effective for two years. In the event the registration statement is not effective by November 5, 2007, the purchasers are entitled to receive 0.1 common shares for each common share purchased as liquidated damages.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time a registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. The prospectus contained in Registration Statement is available online at www.sec.gov or by request to the Company at: U.S. Geothermal, Inc., Attention Mr. Kerry Hawkley, 1509 Tyrell Lane, Suite B, Boise, Idaho 83706.

About US Geothermal:

U.S. Geothermal is a renewable energy development company that is in the process of constructing a geothermal power project at Raft River, Idaho and developing Neal Hot Springs in eastern Oregon. U.S. Geothermal holds, through ownership or lease, geothermal rights of private lands that comprise the Raft River project in Southeastern Idaho. The Raft River geothermal site is currently under construction of a 13-megawatt power plant expected to be online in the fourth quarter of 2007. U.S. Geothermal has signed power sales contract for one 13-megawatt power plant with the Idaho Power Company, is in negotiations for additional output with them and new customers, and has secured transmission for up to 36 megawatt with the Bonneville Power Administration.

Please visit our Website at: www.usgeothermal.com

FOR ADDITIONAL INFORMATION PLEASE CONTACT:

Saf Dhillon - Investor Relations	David Parker
U.S. Geothermal Inc.	Scott Peyron & Associates, Inc.
Tel: 866-687-7059	Tel: 208-388-3800
Fax: 604-688-9895	Fax: 208-388-8898
saf@usgeothermal.com	dparker@peyron.com

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, including statements regarding potential energy resources and projects, development possibilities for Raft River and Neal Hot Springs. These statements are based on US Geothermal Inc.’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described. Readers are cautioned to review the risk factors identified by the company in its filings with Canadian and US securities agencies. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

The TSX and OTC Bulletin Board Exchanges do not accept responsibility for the adequacy of this release.